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Exhibit 99.1

    Genesis Microchip to Acquire Sage for $241 Million, Creating a Leading Innovator in the Display Semiconductor Industry

    SAN JOSE, Calif.—Sept. 28, 2001. Genesis Microchip Inc. (NASDAQ: GNSS) and Sage, Inc. (NASDAQ: SAGI) announced today a definitive agreement under which Genesis will acquire Sage for approximately $241 million in stock. The combination creates a technology leader with a strong history of innovation and a broad portfolio of products serving the fast-growing display semiconductor industry. Under the terms of the agreement, Genesis will issue 0.571 shares for each outstanding Sage share. Following the acquisition, former Sage share and option holders will own approximately 28% of the combined company on a fully diluted basis.

    Including synergies and excluding one-time charges, the transaction is expected to be accretive to Genesis's earnings per share commencing in the first full quarter of combined operations. Genesis anticipates that the combination will yield significant operational synergies and cost savings from efficiencies in purchasing, manufacturing, sales and administration. Additionally, the combination will provide a strong platform for Genesis to pursue complementary high-growth opportunities in the display semiconductor industry. The transaction significantly expands Genesis's global reach, with the combined company having significant research and development, service and support operations in Canada, the United States, India, Korea, Taiwan and China.

    "The strategic merits of this combination are compelling," said Amnon Fisher, Genesis's Chief Executive Officer. "Together, we plan to leverage the complementary technology portfolios of our two organizations to provide unique solutions to better meet the needs of our customers. In addition, this acquisition allows Genesis to accelerate its growth in consumer video ICs by capitalizing on Sage's technological capabilities and the Faroudja brand name."

    Five members of the current Genesis Board of Directors and two members of the Sage Board of Directors will join to form a seven-member Board of Directors. Chandra Reddy, Sage's CEO, will join Genesis's board as Vice Chairman, with an active role in day-to-day management as Executive Vice President of Engineering.

    Sage Chief Executive Officer Chandra Reddy said, "This combination will allow us to build on our strong engineering heritage. With nearly 200 engineers, the combined company will have the critical R&D mass to aggressively pursue future opportunities."

    In conjunction with the transaction, Genesis will change its legal domicile to the United States. The transaction is expected to be tax-free for U.S. federal income tax purposes. The transaction will be subject to regulatory and shareholder approvals, the completion of Genesis's change of its legal domicile to the United States and customary closing conditions, and is expected to close in early calendar 2002.

    Genesis Microchip was advised in the transaction by Dresdner Kleinwort Wasserstein. Sage was advised in the transaction by U.S. Bancorp Piper Jaffray.

    "The combined entity is designed to build on the already strong momentum at both companies," concluded Amnon Fisher. "We believe we will be better positioned to satisfy our customers' needs, operate more efficiently and generate new product opportunities within the display IC market."

    Conference Call

    Genesis Microchip and Sage will host a joint conference call to discuss this transaction at 8:30 a.m. EDT today. The conference call will be open to all interested investors through telephone and live audio Web broadcast. The conference call can be accessed by calling (212) 896-6020 and using reservation number 19794710. A replay of the conference call will also be available until midnight EDT, October 5, 2001, and can be accessed by calling (800) 633-8284 using reservation number 19794710.

    A Web broadcast of the call can be accessed at www.genesis-microchip.com, under the Investors section. For those unable to listen to the live Web broadcast, it will also be archived under the Investors section of the Genesis website, under the audio archive page.

    About Genesis Microchip

    Genesis Microchip is a leading supplier of cost-effective integrated circuits and software solutions, enabling the convergence of Internet information and video. Flat-panel displays, digital televisions, digital CRTs and consumer video products all benefit from Genesis technology, which connects and formats any kind of source content to be displayed with the highest image quality on any type of display. "Genesis Display Perfection" components are used by all leading brand-name monitor vendors. Founded in 1987, Genesis has offices in Silicon Valley, California; Taipei, Taiwan and Toronto, Canada. Further information is available at www.genesis-microchip.com.

    About Sage

    Headquartered in Milpitas, Calif., Sage, Inc. is a leading provider of digital display processors, enabling superior picture quality for a variety of consumer technology and PC-display products ranging from web appliances to TVs and flat panel monitors. Leveraging Emmy-award winning Faroudja technology from its acquisition of Faroudja, Inc., Sage is developing products that bring the home theater experience to the mass consumer and PC-display market through digitally enhanced television, projection displays, DVD players and internet appliances. The Company's systems-on-a-chip technology provides highly integrated mixed signal and system functionality with higher picture quality than lower-quality processors at a similar component cost. More information about Sage can be found on its web site at www.sageinc.com.

    This news release contains forward-looking statements within the meaning of the Federal securities laws, including statements about timing of closing, the technology leadership position of the combined company, the accretive nature of the transaction, operational synergies and cost savings expected to be achieved following the transaction, growth in the market for consumer video ICs and penetration of new market segments by the combined company. The forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected as a result of a number of factors, including the possibility that the transaction may not close or that the companies may be required to modify aspects of the transaction to achieve regulatory approval, the possibility that the combined company may fail to effect the anticipated synergies and cost savings, the possibility that the combined company may fail to introduce new products on a timely basis, the possibility that the combined company may fail to secure or retain design wins with customers, the possibility that the actual growth rate of the display IC market may differ from the parties' projections, and changes in general economic conditions. Other factors that may cause actual results to differ materially include those set forth in the reports that each company files with the Securities and Exchange Commission, including, but not limited to, each company's report on Form 10-K for the fiscal year ended March 31, 2001.

    Additional Information about the Merger and Where to Find It

    Genesis and Sage intend to file a registration statement, joint proxy statement/prospectus and other relevant materials with the SEC in connection with the Merger. The joint proxy statement/prospectus will be mailed to the stockholders of Genesis and Sage. Investors and security holders of Genesis and Sage are urged to read the joint proxy statement/prospectus and the other relevant materials when they become available because they will contain important information about Genesis, Sage and the Merger. The joint proxy statement/prospectus and other relevant materials (when they become available), and any other documents filed by Genesis or Sage with the SEC, may be obtained free of charge at the SEC's web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed by Genesis with the SEC by contacting Genesis Investor Relations, 2150 Gold Street, Alviso, CA 95002, (408) 262-6599. Investors and security holders may obtain free copies of the documents filed by Sage with the SEC by contacting Sage Investor Relations, 1601 McCarthy Blvd, Milpitas, California 95030, (408) 383-5300. Investors and security holders are urged to read the joint proxy statement/prospectus and the other relevant materials when they become available before making any voting or investment decision with respect to the Merger.

    Genesis and its directors, Alexander S. Lushtak, Amnon Fisher, Jeffrey Diamond, James E. Donegan, George A. Duguay and Lawrence G. Finch, may be deemed to be participants in the solicitation of proxies from the stockholders of Genesis in favor of the Merger. In addition, the officers of Genesis may be deemed to be participants in the solicitation of proxies from the stockholders of Genesis in favor of the Merger. The officers of Genesis include: Robert Bicevskis, Chief Technology Officer; Tzoyao Chan, Vice President, Product Development; Eric Erdman, Chief Financial Officer and Secretary; Anders Frisk, Vice President, Marketing; Ken Murray, Vice President, Human Resources; Matthew Ready, Vice President, Sales; and Mohammad Tafazzoli, Vice President, Operations. A description of the interests in Genesis of its directors and officers is set forth in Genesis' proxy statement for the 2001 Annual Meeting of Stockholders of Genesis, which was filed with the SEC on August 24, 2001.

    Sage, Chandra Reddy, Sage's President and Chief Executive Officer, and certain other officers and directors of Sage may be deemed to be participants in the solicitation of proxies from the stockholders of Sage and Genesis in favor of the Merger. The other executive officers and directors of Sage who may be participants in the solicitation of proxies in connection with the Merger have not been determined as of the date of this filing. A description of the interests of Chandra Reddy and the other executive officers and directors in Sage is set forth in the proxy statement for Sage's 2001 Annual Meeting of Stockholders, which was filed with the SEC on July 17, 2001. In addition to those interests Chandra Reddy will serve as Genesis's Vice Chairman, Executive Vice President, Engineering, will beneficially own 517,955 shares of Genesis common stock and options to purchase 100,000 shares of Genesis common stock. If and to the extent that Chandra Reddy will receive any additional benefits in connection with the Merger that are unknown as of the date of this filing, the details of such benefits will be described in the joint proxy statement/prospectus. Investors and security holders may obtain more detailed information regarding the direct and indirect interests of Chandra Reddy and Sage's other executive officers and directors in the Merger by reading the joint proxy statement/prospectus when it becomes available.

Further information:

Genesis
Eric Erdman
905-889-5400
eric@genesis-microchip.com

Robert Ferri
Nagle & Ferri
415-575-1589
bob.ferri@nagle-ferri.com

Sage
Simon Westbrook
408-519-6924
simon@sageinc.com

    Note to Editors: All trademarks are those of their respective companies. All other products or company names mentioned are used for identification purposes only, and may be trademarks of their respective owners.

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  Exhibit 99.1